UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2009

Scripps Networks Interactive, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-34004	61-1551890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Walnut Street, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 824-3200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 15, 2009, TCM Sub, LLC (the “Issuer”), a majority-owned subsidiary of Scripps Networks Interactive, Inc. (“SNI”), completed a private placement of $885 million aggregate principal amount of its 3.55% Senior Notes due 2015 (the “Notes”) in connection with SNI’s acquisition of a majority interest of the Travel Channel. The Notes are governed by an indenture, dated as of December 15, 2009 (the “Indenture”), among the Issuer, SNI, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”).

The interest rate on the Notes will be 3.55% per year, payable semiannually in arrears on January 15 and July 15 of each year, beginning July 15, 2010. The Notes will mature on January 15, 2015, unless previously repurchased in accordance with their terms prior to such date. SNI will unconditionally and irrevocably guarantee the Notes on a senior, unsecured basis.

The Issuer, at its option, may redeem the Notes in whole at any time or in part from time to time at the price described in the Indenture. The Indenture contains customary terms and covenants, including restrictions on SNI’s and the Issuer’s ability to incur liens, enter into sale and leaseback transactions, and consolidate, merge or sell all or substantially of its assets.

The foregoing summary of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture (including the form of global note), a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 15, 2009, the Company’s previously announced acquisition of a majority interest in the Travel Channel became effective. The Travel Channel is the only television network devoted exclusively to travel entertainment and has grown to become one of America’s best known cable television networks, currently reaching about 95 million U.S. television households.

The transaction was structured as a leveraged joint venture between SNI and Cox Communications Inc. (“Cox”). Pursuant to the terms of the transaction, Cox contributed the Travel Channel business, valued at $975 million, and SNI contributed $181 million in cash to the joint venture. The joint venture also completed a private placement of $885 million aggregate principal amount notes that were guaranteed by Scripps and indemnified by Cox. Proceeds from the issuance of the Notes totaling $877.5 million were distributed to Cox. Following the transaction, SNI obtained a 65% controlling interest in the Travel Channel and Cox retained a 35% non-controlling interest in the business.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements of Travel Channel will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date on which this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information of Travel Channel and SNI will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date on which this Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1	Contribution Agreement dated as of November 5, 2009 (1)

4.1	Indenture, dated as of December 15, 2009, among TCM Sub, LLC, Scripps Networks Interactive, Inc., as guarantor, and U.S. Bank National Association, as trustee, including the form of global note attached as Exhibit A thereto

(1)	Incorporated by reference to Scripps Networks Interactive, Inc. Current Report on Form 8-K dated November 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

By:	/S/ JOSEPH G. NECASTRO
Joseph G. NeCastro Executive Vice President and Chief Financial Officer

Date: December 21, 2009